Exhibit 99.1

NEWS RELEASE	OTCQX: SHWZ
For Immediate Release	NEO: SHWZ

SCHWAZZE ANNOUNCES FOURTH QUARTER & FULL YEAR 2021 RESULTS

Revenue Increases 352% to $108.4 Million Compared to $24.0 Million for the year-ended 2020

Net Income attributed to Common Shareholders of $7.2 Million Compared to

Net Loss of ($19.4) Million for year-ended 2020

Adjusted EBITDA of 29.7% Compared to (31.7%) for the year-ended 2020

MSO Status Achieved with New Mexico Entry – Continuing Aggressive Acquisition Plan

Completed Transformational $95 Million Raise

Guidance

Q4 2022 Projected Revenue Annualized Run Rate of Approximately $220 Million - $260 Million

Q4 2022 Projected Adjusted EBITDA Annualized Run Rate of Approximately $70 Million - $82 Million

Conference Call & Webcast Scheduled for Today – 4:30 pm ET

DENVER, CO – March 31, 2022 – Schwazze, (OTCQX:SHWZ; NEO:SHWZ) ("Schwazze" or the “Company"), today announced financial results for the fourth quarter (“Q4-2021”) and for the year ended (“Y-E”) December 31, 2021 (“Y-E 2021”).

Y-E 2021 Financial Summary:

•	Revenues of $108.4 million grew 352% compared to $24.0 million Y-E 2020
•	Gross Margin of $49.4 million was 629% better than YE 2020 and 1,730 bps over Y-E 2020
•	Net Income Attributed to Common Shareholders was $7.2 million or $0.17 Basic Earnings per share compared to a Net Loss of ($19.4) million in 2020 or ($0.47) Basic Loss per share
•	Adjusted EBITDA of $32.2 million was 29.7% of revenue, compared to a loss of ($7.6) million Y-E 2020
•	Cash Flow from operations for Y-E 2021 was $57.3 million(1) compared to ($9.8) million Y-E 2020
•	Retail Sales were $73.7 million and when compared to last year Retail Sales were up 1,811%
•	Two year stacked IDs for same store sales(2) were 47.3% and one year IDs were 13.3%
o	Average basket size(2) for 2021 was $59.70 up 9.5% compared to Y-E 2020
o	Recorded customer visits(2) for 2021 totaled 1,375,589 up 3.8%, compared to Y-E 2020

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Q4 2021 Financial Summary:

•	Revenues of $26.5 million grew 234% compared to $7.9 million in Q4 2020
•	Gross Margin of $12.1 million was 1,856% better than Q4 2020 and 3,798 bps over Q4 2020
•	Net Income Attributed to Common Shareholders was $5.5 million compared to a Net Loss of ($8.5) million for the same period last year
•	Adjusted EBITDA of $7.5 million for the quarter was 28.3% of revenue, compared to a loss of ($3.4) million for the same period last year
•	Cash Flow from operations for the quarter was $52.5 million(1) compared to ($3.5) million for the same period last year
•	Retail sales for the quarter were $19.6 million and were up 887% when compared to the same period last year
•	Two year stacked IDs for Q4 2021 compared to Q4 2019 for same store sales(2) were 40.4% and one year IDs(2) were 4.9% comparing Q4 2021 to Q4 2020
o	Average basket size(2) for Q4 2021 was $59.70 up 12.1% compared to Q4 2020
o	Recorded customer visits(2) for Q4 2021 totaled 329,357 down 7.2%, compared to Q4 2020

Accomplishments for Y-E 2021 and Q1 2022

Since April 2020, Schwazze has acquired or announced the planned acquisition of 33 cannabis dispensaries as well as seven cultivation facilities and two manufacturing assets in Colorado and New Mexico.

Q1 2022

•	Listed Common Shares of Schwazze onto the NEO Exchange
•	Signed Definitive Agreement to Acquire Assets of Urban Health & Wellness
•	Closed Acquisition of Brow 2 LLC Assets
•	Closed Acquisition of Emerald Fields
•	Added President of New Mexico Division
•	Closed New Mexico Acquisition, Becoming a Regionally Focused MSO
•	Added to Key Senior Leadership Team
•	Closed Acquisition of Drift Assets

2021

•	Closed Acquisition of Smoking Gun Assets
•	Announced Convertible Debt Raise
•	Announced Home Delivery Services
•	Closed Acquisition of Southern Colorado Growers Assets
•	Announced R&D Subsidiary, Schwazze BioSciences, LLC
•	Completed Acquisition of Final Seven Star Buds

“2021 was a transformational year for Schwazze as we became an MSO with a super-regional focus and a clear strategy to “go deep” in the states we are now operating in.  Our private capital raise of $95 million provided momentum for our M&A and organic growth strategy.  The Company’s stock was listed on the NEO Exchange, earlier this month, providing an additional platform for liquidity and awareness of our stock for retail and institutional investors,” stated Justin Dye, CEO of Schwazze. “To date, Schwazze has acquired or announced the acquisition of 33 dispensaries, of which 14 were closed in the first quarter of 2022.  Revenue for the year was $108.4 million, up 352%, and our retail numbers were $73.7 million, up 1,811%.  Our wholesale business continued to win customers and delivered 85% revenue growth.  We continued our upward trend with an increase in average basket size of 9.5% and customer visits by 3.8% year over year.  I am proud of our entire team, as Schwazze, once again outpaced the state of Colorado by 11.3%.”

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Y-E 2021 Revenue

Total revenue was $108.4 million for the year ended March 31, 2021, compared to $24.0 million during the same period in 2020 and represents an increase of approximately 352%. Retail sales were $73.7 million for 2021 from $3.9 million dollars the previous year representing a 1,811% increase driven primarily by acquisitions of dispensaries in Colorado. Wholesale operations revenue increased to $34.4 million from $18.6 million compared to the previous year representing an 85% increase, primarily driven by acquisition of cultivation facilities and increase in sales of distillate products to the market. Other sales were $0.3 million from $1.5 million the previous year, primarily driven by the pivoting away consulting sales.

Total cost of goods and services for the year totaled $59.1 million compared to $17.2 million during the same period in 2020, representing an increase of 243%, due to increased sales of products and growth through acquisition.

Gross profit increased to $49.4 million for the year compared to $6.8 million during the same period in 2020. Gross profit margin rose as a percentage of revenue from 28.2% to 45.5%, continued to be driven by the strength of the Star Buds acquisition, our consolidated purchasing approach, and the implementation of our retail playbook.

The Average basket size for 2021 was $59.70 up 9.5%, compared to 2020(2). Recorded customer visits totaled 1,375,589 up 3.8%, compared to 2020(2).

Total operating expenses were $38.9 million for the year compared to $29.7 million during the same period in 2020. The higher expenses are attributed to increased selling, general and administrative expenses, salaries, benefits, and related employment costs.

Net income attributed to common shareholders for the year was $7.2 million or $0.17 basic earnings per share, compared to a net loss of ($19.4) million or ($0.47) basic earnings per share for the same period last year.

Adjusted EBITDA for the year was $32.2 million representing 29.7% of revenue., compared to a loss of ($7.6) million for the same period last year. This is derived from Operating Income and adjusting one-time expenses, merger and acquisition and capital raising costs, non-cash related compensation costs, and depreciation and amortization. See the financial table for Adjusted EBITDA below adjustment for details.

For the year ended 2021, the Company generated a positive operating cash flow of $57.3 million(1) compared to a loss of ($9.8) million for the same period with $106.4 million in cash and cash equivalents for the year ended 2021.

Nancy Huber, CFO for Schwazze commented, “we’ve delivered an excellent year with the continued generation of operating cash flows from our acquired businesses.  With funds from operations as well as our recent raise, we will continue to deploy capital in new acquisitions and improve our stores, manufacturing, and cultivation operations.  We expect to deploy approximately $15 million for capital improvements in our businesses this year.”

2022 Guidance

The Company is providing guidance for a fourth-quarter 2022 (“Q4 2022”) annualized run rate, which excludes transactions that are announced but not closed.  Q4 2022 revenue annualized run rate is projected to be approximately $220 Million - $260 Million, and the projected Q4 2022 adjusted EBITDA annualized run rate is projected to be from $70 million to $82 million.

NOTES:

(1)	$34.9 million of this year’s operating cash flow was derived from the derivative liability associated with the convertible debt issued in December.
(2)	Schwazze did not own all the assets and entities in part of 2021, 2020 and 2019 and is using unaudited numbers for this comparison.

Adjusted EBITDA represents income (loss) from operations, as reported, before tax, adjusted to exclude non-recurring items, other non-cash items, including stock-based compensation expense, depreciation, and amortization, and further adjusted to remove acquisition and capital raise related costs, and other one-time expenses, such as severance, retention, and employee relocation. The Company uses adjusted EBITDA as it believes it better explains the results of its core business. The Company has not reconciled guidance for adjusted EBITDA to the corresponding GAAP financial measure because it cannot provide guidance for the various reconciling items. The Company is unable to provide guidance for these reconciling items because it cannot determine their probable significance, as certain items are outside of its control and cannot be reasonably predicted. Accordingly, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.

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Webcast – March 31, 2022 – 4:30 ET

Investors and stakeholders may participate in the conference call by dialing 416 764 8650 or by dialing North American toll free 888-664-6383 or by listening to the webcast from the Company's website at https://ir.schwazze.com. The webcast will be available on the Company’s website and on replay until April 7, 2022 and accessed by dialing 888-390-0541 / 040354#.

Following their prepared remarks, Chief Executive Officer, Justin Dye and Chief Financial Officer, Nancy Huber will answer investor questions. Investors may submit questions in advance or during the conference call through the weblink: https://produceredition.webcasts.com/starthere.jsp?ei=1531076&tp_key=128c98ab58 This weblink has been posted to the Company’s website and will be archived on the website. All Company SEC filings can also be accessed on the Company website at https://ir.schwazze.com/sec-filings

About Schwazze

Schwazze (OTCQX: SHWZ) is building a premier vertically integrated regional cannabis company with assets in Colorado and New Mexico and will continue to take its operating system to other states where it can develop a differentiated regional leadership position. Schwazze is the parent company of a portfolio of leading cannabis businesses and brands spanning seed to sale. The Company is committed to unlocking the full potential of the cannabis plant to improve the human condition. Schwazze is anchored by a high- performance culture that combines customer-centric thinking and data science to test, measure, and drive decisions and outcomes. The Company's leadership team has deep expertise in retailing, wholesaling, and building consumer brands at Fortune 500 companies as well as in the cannabis sector. Schwazze is passionate about making a difference in our communities, promoting diversity and inclusion, and doing our part to incorporate climate-conscious best practices. Medicine Man Technologies, Inc. was Schwazze’s former operating trade name. The corporate entity continues to be named Medicine Man Technologies, Inc. Schwazze derives its name from the pruning technique of a cannabis plant to enhance plant structure and promote healthy growth.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “plan,” “will,” “may,” “continue,” “predicts,” or similar words. Forward-looking statements include the guidance provided regarding the Company’s Q4 2022 performance and annual capital spending. Forward-looking statements are not guarantees of future events or performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control and cannot be predicted or quantified. Consequently, actual events and results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; (v) difficulties in securing regulatory approval to market our products and product candidates; (vi) our ability to successfully execute our growth strategy in Colorado and outside the state, (vii) our ability to identify and consummate future acquisitions that meet our criteria, (viii) our ability to successfully integrate acquired businesses and realize synergies therefrom, (ix) the ongoing COVID-19 pandemic, (x) the timing and extent of governmental stimulus programs, (xi) the uncertainty in the application of federal, state and local laws to our business, and any changes in such laws, and (xii) our ability to achieve the target metrics, including our annualized revenue and EBIDTA run rates set out in our Q4 2022 guidance. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise except as required by law.

Investors Joanne Jobin Investor Relations Joanne.jobin@schwazze.com 647 964 0292	Daniel Pabon General Counsel dan@schwazze.com 303-371-0387 x1031	Media Julie Suntrup, Schwazze Vice President | Marketing & Merchandising julie.suntrup@schwazze.com 303 371 0387

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MEDICINE MAN TECHNOLOGIES, INC.

CONDENSED BALANCE SHEETS

For the Years Ended December 31, 2021 and 2020

Expressed in U.S. Dollars

	December 31	December 31,
	2021	2020
	(Audited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$106,400,216	$1,231,235
Accounts receivable, net of allowance for doubtful accounts	3,866,828	1,270,380
Accounts receivable - related party	–	80,494
Inventory	11,121,997	2,619,145
Note receivable - current, net	–	–
Note receivable - related party	–	181,911
Prepaid expenses and other current assets	2,523,214	614,200
Total current assets	123,912,255	5,997,365
Non-current assets
Fixed assets, net accumulated depreciation of $1,988,973 and $872,579, respectively	10,253,226	2,584,798
Goodwill	43,316,267	53,046,729
Intangible assets, net accumulated amortization of $7,652,750 and $200,456, respectively	97,582,330	3,082,044
Marketable securities, net of unrealized gain (loss) of $216,771 and $(129,992), respectively	493,553	276,782
Note receivable – noncurrent, net	143,333	–
Accounts receivable – litigation	303,086	3,063,968
Other noncurrent assets	514,962	51,879
Operating lease right of use assets	8,511,780	2,579,036
Total non-current assets	161,118,537	64,685,236
Total assets	$285,030,792	$70,682,601

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$2,548,885	$3,508,478
Accounts payable - related party	36,820	48,982
Accrued expenses	5,592,222	2,705,445
Derivative liabilities	34,923,013	1,047,481
Deferred revenue	–	50,000
Notes payable - related party	134,498	5,000,000
Income taxes payable	2,027,741	–
Total current liabilities	45,263,179	12,360,386
Long term debt	97,482,468	13,901,759
Lease liabilities	8,715,480	2,645,597
Total long-term liabilities	106,197,948	16,547,356
Total liabilities	151,461,127	28,907,742

Stockholders' equity
Common stock, $0.001 par value. 250,000,000 shares authorized; 45,455,490 shares issued and 44,717,046 shares outstanding at December 31, 2021 and 42,601,773 shares issued and 42,169,041 shares outstanding as of December 31, 2020, respectively	45,485	42,602
Preferred stock, $0.001 par value. 10,000,000 shares authorized; 86,994 shares issued and outstanding at December 31, 2021 and 10,000,000 shares authorized; 19,716 shares issued and outstanding at December 31, 2020	87	20
Additional paid-in capital	162,815,097	85,357,835
Accumulated deficit	(27,773,968)	(42,293,098)
Common stock held in treasury, at cost, 517,044 shares held as of December 31, 2021 and 432,732 shares held as of December 31, 2020.	(1,517,036)	(1,332,500)
Total stockholders' equity	133,569,665	41,774,859
Total liabilities and stockholders' equity	$285,030,792	$70,682,601

See accompanying notes to the financial statements

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MEDICINE MAN TECHNOLOGIES, INC.

CONDENSED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

For the Quarters & Years Ended December 31, 2021 and 2020

Expressed in U.S. Dollars

	Quarter Ended	Quarter Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2021	2020	2021	2020
	(Un-audited)	(Un-audited)	(Audited)	(Audited)
Operating revenues
Retail	$19,639,774	$1,990,334	$73,723,654	$3,858,613
Wholesale	6,816,482	5,738,755	34,471,447	18,647,780
Other	59,722	213,926	225,138	1,494,459
Total revenue	26,515,978	7,943,015	108,420,239	24,000,852
Cost of goods and services
Cost of goods and services	14,373,780	7,322,355	59,066,545	17,226,486
Total cost of goods and services	14,373,780	7,322,355	59,066,545	17,226,486
Gross profit	12,142,198	620,660	49,353,694	6,774,366
Operating expenses
Selling, general and administrative expenses	3,035,837	1,469,512	16,616,306	4,523,603
Professional services	880,238	3,155,114	5,346,934	8,545,300
Salaries	3,437,676	2,404,407	11,943,409	8,377,889
Stock based compensation	1,172,291	2,414,705	5,037,879	8,230,513
Total operating expenses	8,526,042	9,443,738	38,944,528	29,677,305
Income (loss) from operations	3,616,156	(8,823,078)	10,409,166	(22,902,939)
Other income (expense)
Interest income (expense), net	(2,487,533)	(88,186)	(7,014,279)	(41,460)
Gain on forfeiture of contingent consideration	–	–	–	1,462,636
Unrealized gain (loss) on derivative liabilities	14,093,391	(264,586)	15,061,142	1,263,264
Other income (expense)	–	–	–	32,621
Gain (loss) on sale of assets	–	–	242,494	–
Unrealized gain (loss) on investments	6,086	(250,792)	216,771	(129,992)
Total other income (expense)	11,611,944	(603,564)	8,506,128	2,587,069
Provision for income taxes (benefit)	2,398,259	(899,109)	4,396,164	(899,109)
Net income (loss)	$12,829,841	$(8,527,533)	$14,519,130	$(19,416,761)
Less: Accumulated preferred stock dividends for the period	(7,346,153)	–	(7,346,153)	–
Net income (loss) attributable to common stockholders	$5,483,688	$(8,527,533)	$7,172,977	$(19,416,761)

Earnings (loss) per share attributable to common shareholders
Basic earnings (loss) per share	$0.13	$(0.21)	$0.17	$(0.47)
Diluted earnings (loss) per share			$(0.06)	$(0.47)

Weighted average number of shares outstanding - basic	43,339,092	41,217,026	43,339,092	41,217,026
Weighted average number of shares outstanding - diluted			101,368,958	41,217,026

Comprehensive income (loss)	$12,829,841	$(8,527,533)	$14,519,130	$(19,416,761)

See accompanying notes to the financial statements

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MEDICINE MAN TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS (UNAUDITED)

For the Quarters & Years Ended December 31, 2021 and 2020

Expressed in U.S. Dollars

	Quarter Ended	Quarter Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2021	2020	2021	2020
Cash flows from operating activities
Net income (loss) for the period	$12,829,841	$(8,527,533)	$14,519,130	$(19,416,761)
Adjustments to reconcile net income to cash used in operating activities
Depreciation and amortization	797,037	154,300	8,576,865	476,592
Deferred taxes	–	268,423	–	268,423
(Gain) loss on change in derivative liabilities	34,843,283	264,585	33,875,532	(2,725,901)
(Gain) loss on investment, net	(6,086)	250,792	(216,771)	129,992
(Gain) loss on sale of assets	49,985	–	(242,494)	–
Stock based compensation	1,172,291	2,414,705	5,037,879	8,230,513
Changes in operating assets and liabilities
Accounts receivable	2,424,575	(417,893)	244,929	874,616
Inventory	(1,668,940)	510,207	(4,703,186)	781,512
Prepaid expenses and other current assets	55,821	(359,598)	(1,909,014)	(84,784)
Other assets	(60,900)	76,121	(457,083)	(51,878)
Operating leases right of use assets and liabilities	23,010	32,673	137,139	59,701
Accrued interest on notes receivable	–	–	–	–
Accounts payable and other liabilities	1,062,106	1,787,521	493,719	1,610,226
Deferred revenue	–	50,000	(50,000)	50,000
Income taxes payable	998,259	–	2,027,741	(1,940)
Net cash provided by (used in) operating activities	52,520,282	(3,495,697)	57,334,386	(9,799,689)

Cash flows from investing activities:
Collection (issuance) of notes receivable	–	349,210	181,911	827,495
Cash consideration for acquisition of business	(3,750,929)	(30,668,962)	(75,678,000)	(33,278,462)
Purchase of fixed assets - net	(1,768,427)	208,512	(5,638,085)	(768,173)
Purchase of intangible assets	–	–	(29,580)	–
Net cash provided by (used in) investing activities	(5,519,356)	(30,111,240)	(81,163,754)	(33,219,140)

Cash flows from financing activities:
Proceeds from issuance of debt, net	38,236,131	13,901,759	83,580,709	13,901,759
Repayment of notes payable	–	5,000,000	(4,865,502)	5,000,000
Proceeds from issuance of common stock, net of issuance costs	345	12,583,312	50,283,142	12,625,312
Proceeds from exercise of common stock purchase warrants, net of issuance costs	–	374,810		374,810
Net cash provided by financing activities	38,236,476	31,859,881	128,998,349	31,901,881

Net increase (decrease) in cash and cash equivalents	85,237,402	(1,747,056)	105,168,981	(11,116,948)
Cash and cash equivalents at beginning of period	21,162,814	2,978,291	1,231,235	12,348,183
Cash and cash equivalents at end of period	$106,400,216	$1,231,235	$106,400,216	1,231,235

See accompanying notes to the financial statements

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MEDICINE MAN TECHNOLOGIES, INC.

Adjusted EBITDA Reconciliation

Non-GAAP measurement

(UNAUDITED)

	Quarter Ended	Quarter Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2021	2020	2021	2020
Net income (loss)	$12,829,841	$(8,527,533)	$14,519,130	$(19,416,761)
Interest income (expense), net	2,487,533	88,186	7,014,279	41,460
Provision for income taxes (benefit)	2,398,259	(899,109)	4,396,164	(899,109)
Other (income) expense	(14,099,477)	515,378	(15,520,407)	(2,628,529)
Depreciation and amortization	797,037	154,300	8,576,865	476,592
Earnings before interest, taxes, depreciation and amortization (EBITDA) (non-GAAP measure)	$4,413,193	$(8,668,778)	$18,986,031	$(22,426,347)
Non-cash stock compensation	1,172,291	2,414,705	5,037,879	8,230,513
Deal related expenses	712,049	831,007	2,779,151	3,684,553
Capital raise related expenses	256,321	797,358	1,512,565	1,337,708
Severance	5,054	702,874	166,557	989,864
Retention program expenses	1,188	–	90,250	–
Employee relocation expenses	2,428	(6,333)	40,819	27,491
Other non-recurring items	939,718	547,523	3,552,836	547,523
Adjusted EBITDA (non-GAAP measure)	$7,502,242	$(3,381,644)	$32,166,088	$(7,608,695)

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